CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                 EXHIBIT 10.18

                                 LICENSE AGREEMENT

     Effective this Twenty-Fifth day of March, 1999, the MCW RESEARCH FOUNDATION, INC. ("MCWRF"), a body having corporate powers under the laws of the State of Wisconsin and the wholly owned subsidiary of the MEDICAL COLLEGE OF WISCONSIN, INC. ("MCW"), and INTERMUNE PHARMACEUTICALS, INC. ("INTERMUNE") a corporation, having a place of business at 2483 East Bayshore Road, Suite 103, Palo Alto, CA, U.S.A., agree as follows:

1.   DEFINITIONS:

     (a)  "PSEUDOMONAS V ANTIGEN" means [ * ] developed by [ * ] (the
"Inventors").

     (b) "LICENSED RIGHTS" means any subject matter claimed in or covered by U.S. Provisional Patent Serial No. [ * ], filed on behalf of the Inventors and the Regents of the University of California ("THE REGENTS") by MCWRF on [ * ]; and any divisions, continuations, or continuations-in-part (but only to the extent that such continuations-in-part have inventors from both institutions) thereof; any corresponding foreign applications thereof, and any U.S. or joint foreign patents issued thereon or reissues or extensions thereof assigned by each inventor to his/her respective institution.

     (c) "LICENSED PRODUCT(S)" means [ * ] manufacture, use or sale. For all other fields of use, including but not limited to the field of [ * ].

2.   BACKGROUND:

     (a) MCWRF represents that it is the owner and sole administrator by assignment, and by interinstitutional agreement with the Regents of the Licensed Rights. MCWRF desires to grant a license for making the Licensed Product(s) commercially available for public use and benefit.

     (b)  INTERMUNE wishes to acquire an exclusive LICENSE as herein specified.

3.   LICENSE GRANT:

     (a) MCWRF hereby grants and INTERMUNE hereby accepts an exclusive world-wide license under the Licensed Rights to make, have made, use, and sell Licensed Product(s).

     (b) The license grant of Paragraph 3.a. shall include the right to grant sublicenses to others during the term of this Agreement.

     (c) The development of this invention was sponsored in part by the National Institutes of Health, Department of Health and Human Services, and as a consequence this license is subject to overriding obligations to the Federal Government under 35 U.S.C. 200-212 and 37 C.F.R. 401.

                             1.

     (d) MCWRF and THE REGENTS reserve the Licensed Rights for educational and research purposes.

4.   FEES AND ROYALTIES:

     (a)  In consideration of the License granted herein, INTERMUNE shall pay to
MCWRF:

          (i) a licensed issue fee in the sum of Fifty Thousand Dollars ($50,000.00) payable upon execution of this agreement;

          (ii) the sum of One Hundred Thousand Dollars ($100,000.00) payable upon filing an IND for each Licensed Product;

          (iii) the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) payable upon initiation of a Phase III clinical trial for each Licensed Product.

          (iv) the sum of Six Hundred Fifty Thousand Dollars ($650,000.00) payable upon submission of an NDA for each Licensed Product;

          (v) the sum of One Million Dollars ($1,000,000.00) payable upon receiving approval of an NDA for each licensed product;

     (b) These sums are not advances against earned royalties provided for in Paragraph 4.c.

     (c) In consideration of the license granted herein, INTERMUNE shall pay to MCWRF two and one-half (2.5) percent of net sales for each and every Licensed Product(s) which is sold, irrespective of selling price, given as a promotional item or gift, included with the sale of other equipment, or transferred or caused to be transferred, to any other party by INTERMUNE.
Net sales shall mean gross sales lease:

          (i)   trade and/or quantity discounts as are customary in the trade;

          (ii) taxes or other governmental charges on the production, sales, transportation, delivery or use of licensed products;

          (iii) transportation charges;

          (iv)  sales commissions paid to non-affiliated parties; and

          (v)   amounts repaid or credited by reasons of recall or return.

     (d) Royalties pursuant to Paragraph 4.c. shall not be due by INTERMUNE to MCWRF on Licensed Product(s) delivered to any third party solely for evaluation, demonstration, or the like.

     (e) All royalties due hereunder by INTERMUNE to MCWRF shall be paid to MCWRF in United States Dollars. When Licensed Products are sold for monies other than United States Dollars, INTERMUNE shall first determine the earned royalty in the currency of the country in which the Licensed Products were sold and then convert the amount into equivalent United States Dollars, using the exchange rate quoted in the Wall Street Journal on the last business day of the reporting period, as provided for in Article 5.

     (f)  INTERMUNE shall be responsible for all bank transfer charges.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.
                                 2.

5.   REPORTS, PAYMENTS AND ACCOUNTING:

     (a) INTERMUNE agrees to make written progress reports to MCWRF within sixty (60) days of each June 30 and each December 31 during the life of this Agreement covering activities related to the development and testing of all Licensed Products and the status of government approvals necessary for marketing. Progress reports are required for each Licensed Product until the first commercial sale of that Licensed Product occurs in the United States. Progress reports submitted under Paragraph 5.a. shall include, but are not limited to, the following topics:

          (i)   summary of work completed;

          (ii)  key scientific discoveries;

          (iii) summary of work in progress;

          (iv)  schedule of anticipated events or milestones;

          (v)   marketing plans for introducing Licensed Products; and

          (vi) summary of resources (dollar value) expended during the reporting period.

     (b) INTERMUNE agrees to make written reports to MCWRF within sixty (60) days of each June 30 and each December 31 during the life of this Agreement stating in each such report the number of Licensed Product(s) used, sold, given, included in sales of other products or equipment, transferred or leased by INTERMUNE, upon which royalties are payable pursuant to Article 4. hereof for the prior six (6) month period.

     (c) INTERMUNE also agrees to make a similar written report to MCWRF within ninety (90) days after the date of the termination of this Agreement on Licensed Product(s) sold, given, included in sales of other products or equipment, transferred or leased by INTERMUNE and upon which royalties are payable hereunder but which were not previously reported.

     (d)  Concurrently with the making of each report required under this
Article 5.b. and 5.c., INTERMUNE shall pay to MCWRF all royalties due hereunder in connection with the transactions so reported.

     (e) During the term of this Agreement, and for a period of seven (7) years after the termination of this Agreement, INTERMUNE agrees to keep records showing the manufacture, sales, use, leases, gifts, inclusions and transfers of Licensed Product(s) in sufficient detail to enable the royalties due and payable hereunder by INTERMUNE to be determined, and further agrees to permit its books and records to be examined from time to time to the extent necessary, but not more than once a year, to verify reports provided for in Paragraphs 5.b. and 5.c. hereof. Such examination is to be made by an independent certified accountant appointed by MCWRF, with the fees and expenses to be borne by MCWRF.

6.   PATENTS:


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.
                                   3.

     (a) MCWRF agrees to pursue and maintain patent protection of the Pseudomonas V Antigen technology commencing on the date of this License Agreement, using counsel to be mutually agreed upon, with the costs of preparing, filing, prosecuting and maintaining such protection to be paid by INTERMUNE. The initial License fee ($50,000) shall be creditable against patent expenses incurred prior to the date of this agreement. INTERMUNE will be billed for additional patent expenses by MCWRF as the costs are incurred.

     (b) INTERMUNE may request MCWRF to obtain patent protection in foreign countries. INTERMUNE shall notify MCWRF of this request not less than ninety
(90) days prior to the deadline for any filing, action, or payment to be made in connection therewith. The notice of request must be in writing, must identify the countries desired, and must reaffirm INTERMUNE's obligation to underwrite the costs thereof. The absence of such a notice from INTERMUNE will be considered an election not to obtain or maintain foreign rights. MCWRF may prosecute and maintain such rights at its sole discretion and expense in any country in which INTERMUNE has not elected to file, prosecute, or maintain patents in accordance with this Article, but INTERMUNE will have no rights or licenses thereunder.

     (c) INTERMUNE's obligation to underwrite and pay patent costs will continue for so long as this Agreement is in effect. However, INTERMUNE may terminate its obligations with respect to any given patent application or patent upon ninety (90) days written notice to MCWRF. MCWRF may prosecute and maintain such rights at its sole discretion and expense, but INTERMUNE will have no further rights or licenses thereunder.

7.   WARRANTIES AND INDEMNITIES:

     (a)  Nothing in this Agreement shall be construed as:

          (i) A warranty or representation that anything made, used, sold, rented or leased, under any license granted by this Agreement is or will be free from infringement of patents of third parties;

          (ii) Granting by implication, estoppel, or otherwise any licenses or right under patents of MCWRF or THE REGENTS regardless of whether such patents dominate or are subordinate to any Licensed Rights. The foregoing notwithstanding, MCWRF hereby informs INTERMUNE that they know of no patents which dominate the Licensed Rights and under which MCWRF has the right to grant licenses.

     (b) MCWRF AND THE REGENTS MAKE NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. THERE ARE NO EXPRESSED OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS.

     (c) INTERMUNE shall indemnify, hold harmless, and defend MCWRF and MCW, THE REGENTS, their officers, employees, and agents, and the inventors against any and all claims, suits, losses, liabilities, damages, costs, fees, and expenses resulting from or arising out of exercise of this license. This indemnification includes, but is not limited to, any product liability.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS
AMENDED.                            4.

8.   INFRINGEMENT BY OTHERS:

     INTERMUNE shall promptly inform MCWRF of any suspected infringement of any Licensed Rights by a third party, and MCWRF and INTERMUNE shall consult in good faith to agree on a mutually beneficial course of action.

9.   TERM AND TERMINATION:

     (a) The word "termination" and cognate words, such as "term" and "terminate" as used in this Agreement, are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge:

          (i) INTERMUNE's obligation to supply a terminal report as specified in Paragraph 5.c. hereof;

          (ii) MCWRF's rights to receive or recover and INTERMUNE's obligation to pay fees and royalties, pursuant to Article 4. hereof, and pay patent expenses incurred, pursuant to Article 6. hereof, due or accruable for payment at the time of any termination;

          (iii) INTERMUNE's obligation to maintain records and MCWRF's right to conduct audits as provided in Paragraph 5.e. hereof;

          (iv) Releases running in favor of customers of INTERMUNE with respect to Licensed Product(s) sold or transferred prior to any termination and on which royalties have been paid or are payable by INTERMUNE to MCWRF as provided in
Article 4. hereof;

          (v) Any cause of action or claim of either party hereto, accrued or to accrue, because of any breach or default by the other party; and

          (vi)  The provisions of Article 7.

10.  DUE DILIGENCE:

     (a) INTERMUNE, on execution of this Agreement shall diligently proceed with the development, manufacture and sale of Licensed Products and shall earnestly and diligently endeavor to market same within a reasonable time after execution of this Agreement and in quantities sufficient to meet market demands.

     (b) INTERMUNE shall endeavor to obtain all necessary government approvals for the manufacture, use and sale of Licensed Products.

     (c)  INTERMUNE SHALL:

          (i) file an IND and begin Phase I Clinical Trials within [ * ] years of executing this Agreement;


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      5.

          (ii) initiate Phase II and Phase III Clinical Trials within [ * ] years of beginning Phase I Clinical Trials;

          (iii) file an NDA within [ * ] years of beginning Phase III Clinical Trials;

          (iv)  market a Licensed product within [ * ] years of filing an NDA.

     (d) If INTERMUNE is unable to meet any of the above due diligence provisions, MCWRF reserves the right to terminate this Agreement upon written notice to INTERMUNE, which termination shall become effective sixty (60) days after MCWRF's sending written notice of such termination unless such provision has been met prior to the expiration of the sixty day period.

     (e) From time to time, INTERMUNE may suggest modifications to the diligence provisions above based on new information. Such modifications shall be effective only as mutually agreed upon, in writing, by the Parties. MCWRF shall consider such requested modifications in good faith and shall agree to modifications that are reasonably necessary to achieve the overall objectives of the development of the Licensed Product.

     (f) In the event that INTERMUNE determines that it will be unable to meet any of the diligence provisions, INTERMUNE shall notify MCWRF of such inability, identifying the nature of the inability with reasonable specificity and may ask MCWRF for a reasonable extension of time in which to complete such provision.
At MCWRF's sole discretion, MCWRF may grant InterMune such an extension to complete the provision.

     (g) If INTERMUNE shall at any time default in the payment of any earned royalty or the making of any report hereunder, or shall commit any material breach of any covenant herein contained, or shall make any materially false report and shall fail to remedy any such default, breach, or report within ninety (90) days after written notice thereof by MCWRF, MCWRF may, at its option, terminate this Agreement and the licenses herein granted by notice in writing to such effect.

     (h) INTERMUNE shall have the right to terminate this Agreement in respect to any or all Licensed Patent(s), upon giving at least ninety (90) days written notice to MCWRF of its intention and desire to terminate.

11.  USE OF NAMES AND TRADEMARKS:

     Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities, any name, trade name, trademark, or other designation of any party hereto or THE REGENTS.

12.  ASSIGNMENT:

     This Agreement may not be assigned.

13.  APPLICABLE LAW:


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      6.

     This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Wisconsin.

14.  ARBITRATION:

     (a) Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement, including, without limitation, disputes relating to patent validity or infringement, shall be settled by arbitration, upon the request of either party, in accordance with the then-prevailing Patent Arbitration rules of the American Arbitration Association (AAA). In the event of such controversy, the matter shall be submitted to one arbitrator knowledgeable in the field, who has been selected by mutual agreement of the parties hereto or by the AAA if the parties cannot agree.

     (b) Any arbitration under Paragraph 14.a. hereof shall be held at Milwaukee, Wisconsin, or such other place as may be mutually agreed upon in writing between the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

15.  NOTICES:

     All notices, demands, or other writings in this Agreement provided to be given, made, or sent, or which may be given, made, or sent by either party hereto to the other, shall be deemed to have been fully given, made, or sent when done in writing and deposited in the United States mail, first class, postage prepaid, and addressed as follows:

     To MCWRF:      MCW Research Foundation
                    8701 Watertown Plank Road
                    Milwaukee, WI 53226
                    Attn:  William R. Hendee, Ph.D.
                    Executive Vice President

     To INTERMUNE:  Intermune Pharmaceuticals, Inc.
                    3294 West Bayshore Road
                    Palo Alto, CA 94303
                    Attn:  Woodruff Emlen, M.D.
                    Vice President, Exploratory Medicine

     The address to which any notice, demand, or other writing may be given or made or sent to any party may be changed upon written notice given by such party as above provided.

16.  WAIVER:

     The parties covenant and agree that, if either party hereunder fails or neglects for any reason to take advantage of any of the terms hereof provided for the termination of this Agreement, or if a party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by such party shall not be or be deemed or be construed to be a waiver of any of the terms, covenants, or conditions of this Agreement or of the performance thereof. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      7.

17.  SCOPE OF AGREEMENT:

     (a) The article headings herein are for convenience only and in no manner affect the rights and obligations of the parties, nor shall they be used to interpret the provisions hereof.

     (b) This Agreement constitutes the entire agreement between the parties pertaining to the Licensed Rights. No representative of MCWRF or INTERMUNE has been authorized to make any representation, warranty, or promise not contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their officers or representatives duly authorized as of the date first herein above written. Execution of this agreement by INTERMUNE is subject to approval by the INTERMUNE Board of Directors, within 30 days of the date first herein above written.


MCW RESEARCH FOUNDATION, INC.                INTERMUNE PHARMACEUTICALS, INC.

By: /s/  Joseph O. Hill                      By:  /s/ W. Scott Harkonen
   ----------------------------------------       -----------------------------


Title: Joseph O. Hill, Ph.D. Vice President  Title:  President & CEO
      -------------------------------------        ----------------------------
Date:  3/25/99                               Date:  3/25/99
     --------------------------------------       -----------------------------




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      8.